Exhibit 99.1

FOR IMMEDIATE RELEASE

Spartan Motors Announces Sale Of Wakarusa, Indiana Facility

CHARLOTTE, Mich., Jan. 7, 2013 – Spartan Motors, Inc. (NASDAQ: SPAR) (“Spartan” or the “Company”) today announced the sale of the majority of its Wakarusa, Indiana facility to Forest River, Inc., a Berkshire Hathaway Company. This transaction was pursuant to Spartan’s announcement on Feb. 14, 2012 that it will relocate the Company’s Utilimaster operations to Bristol, Indiana from Wakarusa, Indiana.  All terms of the transaction were in line with previously disclosed estimates.

"The sale of the Wakarusa facility represents an important step in the transition of Utilimaster’s operations to Bristol," said John Sztykiel, President and CEO of Spartan Motors, Inc. "As we finalize the move and ramp up production, we expect the new, modern plant to support Utilimaster’s long-term growth and enable us to achieve our potential in Delivery and Service Vehicles."

The move to Bristol, located 20 miles East of Wakarusa, will consolidate Utilimaster's operations into one facility from its current campus of 16 buildings. Moving into a single plant, combined with lean manufacturing practices, will help enable Utilimaster to improve product quality and manufacturing efficiency by reducing operating costs and eliminating non-value-added steps.

About Spartan Motors
Spartan Motors, Inc. www.spartanmotors.com designs, engineers and manufactures specialty chassis, specialty vehicles, truck bodies and aftermarket parts for the recreational vehicle (RV), emergency response, government services, defense, and delivery and service markets. The Company's brand names – Spartan™, Spartan Chassis™, Spartan ER™, Spartan ERV™ and Utilimaster® – are known for quality, performance, service and first-to-market innovation. The Company employs approximately 1,800 associates at facilities in Michigan, Pennsylvania, South Dakota, Indiana, Florida and Texas. Spartan reported sales of $426 million in 2011 and is focused on becoming a global leader in the design, engineering and manufacture of specialty vehicles and chassis. Visit Spartan Motors at www.spartanmotors.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations.  These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood.  Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business.   Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website.  All forward-looking statements in this release are qualified by this paragraph.  Investors should not place undue reliance on forward-looking statements as a prediction of actual results.  We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:
Russell Chick Corporate Director of Marketing Spartan Motors, Inc. (517) 543-6400	Greg Salchow, Director IR & Treasury Spartan Motors, Inc. (517) 543-6400